Exhibit 99.6

Viasystems Related Customer Talking Points

Customer Q&A

Why is TTM doing this transaction?

•	TTM is excited about this combination of strong companies with differing capabilities.

•	Currently, TTM is the 8th largest PCB manufacturer in the world. With this transaction, TTM will become the 2nd largest PCB manufacturer based on 2013 rankings by Prismark and Associates.

•	TTM’s business combination with Viasystems’s printed circuit board business will create the premier integrated global PCB manufacturer. The new business will have:

•	Leading positions across attractive and diversified end markets.

•	Deal will allow for market diversification into Automotive, with complementary positions in military/aerospace, I&I, computing and networking/telecom, and helps to reduce the seasonality of the TTM’s mobile device segment.

•	A leading Tier-1 customer list spanning Asia, North America and Europe.

•	An integrated global commercial sales and manufacturing platform to provide one-stop solutions for a wide range of customers.

•	Industry-leading financial performance.

•	An experienced and capable management team with extensive experience in the PCB industry.

When will the transaction take effect?

•	This transaction is subject to various regulatory and government approvals, and the approval of Viasystems’s shareholders. It is currently anticipated that the deal will close during the first half of 2015.

What does this deal mean for me as a customer?

•	We believe this deal will position TTM to serve our combined customer base better.

•	Viasystems brings a strong portfolio of PCB technologies to TTM along with a very strong presence in the automotive market and complementary positions in the military/aerospace, I&I, computing and networking/telecom markets.

•	The global footprint of the two companies is also complementary and we can build off of each other’s respective capabilities in North America and China.

•	TTM is excited to bring on a Viasystems management team which brings substantial managerial/technical and operational depth to TTM.

•	This combination will also benefit customers as we combine the best practices from both companies to focus on delivering quality product to our global customer base while also supporting our customers with world class engineering services, technology development and customer service.

•	Please note that we will be working through the necessary approval requirements including government filings, shareholder meetings and finalization of the financing and expect to close in the first half of 2015. In the meantime, we will continue to operate as independent companies, focused on day to day execution on behalf of our global customer bases.

What is the immediate effect on my day to day relationship with Viasystems?

•	Until the deal closes, both companies must continue to operate independently. Antitrust laws require this. Therefore, TTM and Viasystems will continue to run business as usual. Both companies will continue to conduct our existing relationships with customers and business partners as we do now.

I am a customer of both companies and have sales relationships with both companies. Who should I interact with now that this deal has been announced?

•	Until the deal closes, both companies must continue to operate independently. Antitrust laws require this. Therefore, TTM and Viasystems will continue to run business as usual. Both companies will continue to conduct our existing relationships with customers and business partners as we do now. You should also continue to run business as usual with your respective contacts at both companies.

Who will be my main point of contact with Viasystems going forward?

•	Until the deal closes, both companies must continue to operate independently. Antitrust laws require this. Therefore, TTM and Viasystems will continue to run business as usual. Both companies will continue to conduct our existing relationships with customers and business partners as we do now.

Will any of the TTM or Viasystems factories that supply my product be closed as a result of this combination?

•	The Viasystems footprint expands and enhances TTM’s global facility specialization strategy. The combination of the two companies improves TTM’s global one-stop solution for their customers, and we expect that the combination will also open new opportunities for additional business. Post-closing, TTM will be carefully reviewing their factory footprint against market requirements and future demand expectations to determine how best to operate the business on a go-forward basis. We will obviously communicate closely with our customers if there are any changes that could impact your current interactions with either TTM or Viasystems.

How will the company be managed after the transaction?

•	TTM will remain headquartered in Costa Mesa following the deal closing. Tom Edman will continue to serve as President & CEO of TTM. TTM is excited about the strong talent base that will be joining TTM from Viasystems in terms of management, technical talent, sales force and workforce. TTM will be refining their specific organizational plans as we proceed through the integration planning process prior to the deal closing.

I am a military customer; how does this deal help me?

•	Currently, TTM is the 8th largest PCB manufacturer in the world. With this transaction, TTM will become the 2nd largest PCB manufacturer, and the only US Company in the Global Top 10.

•	The move will boost U.S. competitiveness: sustaining an American role in this critical industry for years to come by protecting the revenue stream for TTM’s ongoing R&D and future investments in the United States.

•	For our military/aerospace customers, Viasystems will strengthen TTM’s technology roadmap and provide additional plants from which we can supply critical customer needs.

With the acquisitions of first Meadville and now Viasystems, it appears that TTM has become more focused on commercial industries than the military/aerospace business. Is TTM still committed to its military/aerospace customers for the long run?

•	TTM remains highly committed to the military/aerospace business and believes this deal will strengthen our military/aerospace business for the long run. Here are some key points to understand:

•	The company will remain headquartered in the U.S.

•	The move will boost U.S. competitiveness: sustaining an American role in this critical industry for years to come by protecting the revenue stream for TTM’s ongoing R&D and future investments in the United States.

•	Currently, TTM is the 8th largest PCB manufacturer in the world. With this transaction, TTM will become the 2nd largest PCB manufacturer, and the only US Company in the global Top 10.

•	In military/aerospace, Viasystems will strengthen TTM’s technology roadmap and provide additional plants from which we can supply critical customer needs.

•	The global footprint of the two companies is also complementary as we build off of our respective capabilities in North America and China.

•	We are excited about exploring the prospects of building upon Viasystems’s already established Commercial Aerospace capability in China (HY plant) for TTM’s Commercial Aerospace customers.

•	We are excited to bring on a Viasystems management team which brings substantial managerial/technical and operational depth to TTM.

TTM seems to be more focused on the PCB business. Why do you want Viasystems’s assembly business? Are you committed to this business?

•	TTM actually has a long history in the assembly business. TTM’s BPA business began in 1984 and continues today with a military/aerospace specialized assembly operation in CT and a commercial BPA operation in Shanghai. The military/aerospace specialty assembly operation is a key part of TTM’s value proposition to the military/aerospace customer base. Likewise, TTM Shanghai’s commercial assembly business serves many important TTM commercial customers.

•	We see the TTM Shanghai assembly operation as being complementary to Viasystems’s assembly business in terms of both customers and product capabilities.

Forward-Looking Statements

Certain statements in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to a variety of matters, including but not limited to: the operations of the businesses of TTM and Viasystems separately and as a combined entity; the timing and consummation of the Merger; the expected benefits of the integration of the two companies; the combined company’s plans, objectives, expectations and intentions; and other statements that are not historical fact. These statements are made on the basis of the current beliefs, expectations and assumptions of the management of TTM and Viasystems regarding future events and are subject to significant risks and uncertainty. Statements regarding our expected performance in the future are forward-looking statements.

It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of the combined company or the price of Viasystems’ or TTM’s common stock. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including but not limited to: the ability of the parties to consummate the Merger and the satisfaction of the conditions precedent to consummation of the Merger, including the ability to secure regulatory approvals in a timely manner or at all; the adoption of the Merger Agreement by Viasystems’ stockholders; the possibility of legal or regulatory proceedings (including related to the transaction itself); the ability of TTM to successfully integrate Viasystems’ operations, product lines, technology and employees and realize synergies and additional opportunities for growth from the Merger in a timely manner or at all; unknown, underestimated or undisclosed commitments or liabilities; the potential impact of the announcement or consummation of the proposed transactions on the parties’ relationships with third parties, which may make it more difficult to maintain business and operational relationships; the level of demand for the combined company’s products, which is subject to many factors, including uncertain global economic and industry conditions, demand for electronic products and printed circuit boards, and customers’ new technology and capacity requirements; TTM’s and Viasystems’ ability to (i) develop, deliver and support a broad range of products, expand their markets and develop new markets, (ii) timely align their cost structures with business conditions, and (iii) attract, motivate and retain key employees; and developments beyond Viasystems’ or TTM’s control, including but not limited to, changes in domestic or global economic conditions, competitive conditions and consumer preferences, adverse weather conditions or natural disasters, health concerns, international, political or military developments, and technological developments. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Annual Report on Form 10-K of TTM Technologies, Inc. for the year ended December 30, 2013, which was filed with the SEC on February 21, 2014, under the heading “Item 1A. Risk Factors” and in the Annual Report on Form 10-K of Viasystems for the year ended December 31, 2013, which was filed with the SEC on February 14, 2014, under the heading “Item 1A. Risk Factors,” and in each company’s other filings made with the SEC available at the SEC’s website at www.sec.gov.

Neither Viasystems nor TTM undertakes any obligation to update any such forward-looking statements to reflect any new information, subsequent events or circumstances, or otherwise, except as may be required by law.

No Offer or Solicitation

The information in this communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information and Where to Find It

TTM will file with the SEC a registration statement on Form S-4, which will include a prospectus with respect to TTM’s shares of common stock to be issued in the Merger and a proxy statement of Viasystems in connection with the Merger between TTM and Viasystems (the “Proxy Statement/Prospectus”). The Proxy Statement/Prospectus will be sent or given to the stockholders of Viasystems and will contain important information about the Merger and related matters. VIASYSTEMS’ SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS CAREFULLY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The Proxy Statement/Prospectus and other relevant materials (when they become available) and any other documents filed by TTM or Viasystems with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, security holders will be able to obtain free copies of the Proxy Statement/Prospectus from TTM or Viasystems by contacting either (1) Investor Relations by mail at TTM Technologies, Inc., 1665 Scenic Avenue, Suite 250, Costa Mesa, CA 92626, Attn: Investor Relations Department, by telephone at 714-327-3000, or by going to TTM’s Investor Relations page on its corporate website at www.ttmtech.com or (2) Investor Relations by mail at Viasystems Group, Inc., 101 South Hanley Road, Suite 1800, St. Louis, MO 63105, Attn: Investor Relations Department, by telephone at 314-727-2087, or by going to Viasystems’ Investor Info page on its corporate website at www.viasystems.com.

Participants in the Solicitation

TTM and Viasystems and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Viasystems’ stockholders in connection with the Merger and may have direct or indirect interests in the Merger. Information about TTM’s directors and executive officers is set forth in TTM’s Proxy Statement on Schedule 14A for its 2014 Annual Meeting of Stockholders, which was filed with the SEC on March 14, 2014, and its Annual Report on Form 10-K for the fiscal year ended December 30, 2013, which was filed with the SEC on February 21, 2014. These documents are available free of charge at the SEC’s website at www.sec.gov, and from TTM by contacting Investor Relations by mail at TTM Technologies, Inc., 1665 Scenic Avenue, Suite 250, Costa Mesa, CA 92626, Attn: Investor Relations Department, by telephone at 714-327-3000, or by going to TTM’s Investor Relations page on its corporate website at www.ttmtech.com. Information about Viasystems’ directors and executive officers is set forth in Viasystems’ Proxy Statement on Schedule 14A for its 2014 Annual Meeting of Stockholders, which was filed with the SEC on March 14, 2014, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which was filed with the SEC on February 14, 2014. These documents are available free of charge at the SEC’s website at www.sec.gov, and from Viasystems by contacting Investor Relations by mail at Viasystems Group, Inc., 101 South Hanley Road, Suite 1800, St. Louis, MO 63105, Attn: Investor Relations Department, by telephone at 314-727-2087, or by going to Viasystems’ Investor Info page on its corporate website at www.viasystems.com. Additional information regarding the interests of participants in the solicitation of proxies in connection with the Merger will be included in the Proxy Statement/Prospectus that TTM will file with the SEC.